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Contacts:
Christopher Taylor                                     Douglas MacDougall
Director of Investor Relations                         Vice President
Genome Therapeutics Corp.                              Feinstein Kean Healthcare
781.398.2466                                           617.577.8110

FOR IMMEDIATE RELEASE

              GENOME THERAPEUTICS CANCELS FOLLOW-ON PUBLIC OFFERING

WALTHAM, MASS., APRIL 13, 2000 -- Genome Therapeutics Corp. (Nasdaq: GENE) announced that in light of recent market volatility and current market conditions, the Company would not proceed with its proposed follow-on public offering at this time. Genome Therapeutics will file an amendment to the registration statement that it filed with the Securities and Exchange Commission on March 16, 2000 to convert it to a shelf registration statement.

Genome Therapeutics (WWW.GENOMECORP.COM) is a leader in the commercialization of genomics-based drug discovery. The Company's gene discovery strategy is to identify and characterize human genes associated with major diseases and elucidate microbial genes as novel drug targets against many serious infectious organisms. Together with its strategic partners, including Schering-Plough, AstraZeneca, Wyeth-Ayerst and bioMerieux, Genome Therapeutics is using genomic information to develop a new generation of genomics-based pharmaceutical, vaccine and diagnostic products.

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